EXHIBIT 4.9

FIRST SUPPLEMENTAL INDENTURE
FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 15, 2016, among Jarden Corporation, a Delaware corporation (the “Company”), the Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, N.A., as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee the Base Indenture, dated as of October 30, 2015, by and between the Company, the Guarantors named therein and the Trustee, (the “Indenture”), providing for the issuance of the Company’s 5% Senior Notes due 2023 (the “Notes”);
WHEREAS, pursuant to Sections 9.01(9) of the Indenture, the Company, the Guarantors and the Trustee may, without the consent of any Holder of a Note, conform the text of the Indenture to any provision of the “Description of Notes” section of the Offering Memorandum to the extent such provision was intended to be a verbatim recitation of a provision of the Indenture and pursuant to Section 9.01(1) of the Indenture the Company, the Guarantors and the Trustee may, without the consent of any Holder of a Note, amend or supplement the Indenture, to cure any ambiguity, defect or inconsistency in the Indenture;
WHEREAS, the Company and the Guarantors desire to conform Section 10.04 of the Indenture with the guarantor release provision set forth in the “Description of Notes” section in the Offering Memorandum as Section 10.04 of the Indenture was intended to be a verbatim recitation of the guarantor release provision set forth in the “Description of Notes” and to cure a numbering defect and/or inconsistency in the Indenture, respectively (such conforming language and cure is referred to herein as the “Amendment”);
WHEREAS, the Amendment conforms a provision of the Indenture with a provision set forth in the “Description of Notes” section in the Offering Memorandum and cures a numbering defect and/or inconsistency under the Indenture, respectively, and, therefore, the Company, the Guarantors and the Trustee are authorized pursuant to Section 9.01 of the Indenture to execute and deliver this Supplemental Indenture without the consent of any holder;
WHEREAS, all acts and requirements necessary to make this Supplemental Indenture the legal, valid and binding obligation of the Company and the Guarantors have been taken; and
WHEREAS, this Supplemental Indenture has not resulted in a material modification of the Notes for Foreign Account Tax Compliance Act purposes.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

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1.    CAPITALIZED TERMS.     Capitalized terms used herein without definition shall have the meaning assigned to them in the Indenture.
2.    AMENDMENT. Section 10.04 of the Indenture shall be deleted in its entirety and replaced with the following:
Section 10.04     Releases.
The obligations of any Guarantor under its Note Guarantee will be automatically and unconditionally released and discharged when any of the following occurs:
(1)upon the sale or other disposition (including by way of consolidation or merger) of such Guarantor;
(2)upon the sale or disposition of all or substantially all of the assets of such Guarantor;
(3)upon the release of such Guarantor from its guarantee, if any, and of all pledges and security, if any, granted by such Guarantor in connection with the Credit Facility;
(4)upon the designation of such Guarantor as an Unrestricted Subsidiary pursuant to the terms of this Indenture; or
(5)if the Company exercises its Legal Defeasance option or Covenant Defeasance option in accordance with Article 8 hereof or if the Company’s obligations under this Indenture are discharged in accordance with Article 11 hereof;
in the case of clauses (1) and (2) of this Section 10.04, other than to the Company or an Affiliates and as permitted by this Indenture, and the Company must comply with Section 4.10 hereof in respect of such disposition.
Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.04 will remain liable for the full amount of principal of, premium on, if any, and interest, if any, on, the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing the release of a Guarantor pursuant to this Section 10.04.
3.    Except to the extent amended hereby, the Indenture and the Notes shall remain in full force and effect.
4.    NEW YORK LAW TO GOVERN. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

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5.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
6.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.
[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

THE COMPANY: JARDEN CORPORATION By: /s/ John E. Capps Name: John E. Capps Title: Executive Vice President -Administration General Counsel and Secretary
THE TRUSTEE: WELLS FARGO BANK, N.A. By: /s/ Martin Reed Name: Martin Reed Title: Vice President

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THE GUARANTORS :

ALLTRISTA PLASTICS LLC
AMERICAN HOUSEHOLD, INC.
AUSTRALIAN COLEMAN, INC.
BICYCLE HOLDING, INC.
BRK BRANDS, INC.
CC OUTLET, INC.
COLEMAN INTERNATIONAL HOLDINGS, LLC
COLEMAN WORLDWIDE CORPORATION
ENVIROCOOLER, LLC
FIRST ALERT, INC.
HEARTHMARK, LLC
HOLMES MOTOR CORPORATION
JARDEN ACQUISITION I, LLC
JARDEN ZINC PRODUCTS, LLC
JOSTENS, INC.
JT SPORTS LLC
K-2 CORPORATION
KANSAS ACQUISITION CORP.
L.A. SERVICES, INC.
LASER ACQUISITION CORP.
LEHIGH CONSUMER PRODUCTS LLC
LIFOAM HOLDINGS, LLC
LIFOAM INDUSTRIES, LLC
LIFOAM PACKAGING SOLUTIONS, LLC
LOEW-CORNELL, LLC
MARKER VOLKL USA, INC.
MARMOT MOUNTAIN, LLC
MIKEN SPORTS, LLC
NIPPON COLEMAN, INC.
OUTDOOR SPORTS GEAR, INC.
OUTDOOR TECHNOLOGIES CORPORATION
PENN FISHING TACKLE MFG. CO.
PURE FISHING, INC.
QMC BUYER CORP.
QUICKIE HOLDINGS, INC.
QUICKIE MANUFACTURING CORPORATION
QUOIN, LLC
RAWLINGS SPORTING GOODS COMPANY, INC.
REXAIR HOLDINGS, INC.
REXAIR LLC
SEA STRIKER, LLC
SHAKESPEARE COMPANY, LLC
SHAKESPEARE CONDUCTIVE FIBERS, LLC
SI II, INC.
SITCA CORPORATION

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SUNBEAM AMERICAS HOLDINGS, LLC
SUNBEAM PRODUCTS, INC.
THE COLEMAN COMPANY, INC.
THE UNITED STATES PLAYING CARD COMPANY
THE YANKEE CANDLE COMPANY, INC.
USPC HOLDING, INC.
VISANT CORPORATION
VISANT HOLDING CORP.
VISANT SECONDARY HOLDINGS CORP.
WADDINGTON GROUP, INC.
WNA HOLDINGS, INC.
WADDINGTON NORTH AMERICA, INC.
YANKEE CANDLE INVESTMENTS LLC

By: /s/ John E. Capps
Name: John E. Capps
Title: Vice President